Exhibit 99-1
LEXINGTON PRECISION CORPORATION
40 East 52nd Street
New York, NY 10022
FOR IMMEDIATE RELEASE
LEXINGTON PRECISION REPORTS FOURTH QUARTER AND YEAR RESULTS
NEW YORK, April 6, 2006 — Lexington Precision Corporation reported a net loss of $1,654,000, or 34 cents per diluted common share, for the fourth quarter ended December 31, 2005, compared to net income of $3,183,000, or 65 cents per diluted common share, for the fourth quarter of 2004.
The loss from continuing operations totaled $1,426,000, or 29 cents per diluted common share, for the fourth quarter of 2005, compared to income from continuing operations of $3,750,000, or 76 cents per diluted common share, for the fourth quarter of 2004. The loss from continuing operations for the fourth quarter of 2005 included a pre-tax gain of $571,000 on the sale of a vacant manufacturing facility in LaGrange, Georgia. Income from continuing operations for the fourth quarter of 2004 included a pre-tax gain of $5,346,000 from the repurchase of $8,264,000 principal amount of the company’s 12% Senior Subordinated Notes. The loss from discontinued operations totaled $228,000, or 5 cents per diluted common share, for the fourth quarter of 2005, compared to a loss from discontinued operations of $567,000, or 11 cents per diluted common share, for the fourth quarter of 2004. The loss from discontinued operations for the fourth quarter of 2004 included a pre-tax impairment charge of $667,000 to write down the carrying value of plant and equipment.
Net sales for the fourth quarter of 2005 were $21,762,000, compared to $24,392,000 for the fourth quarter of 2004, a decrease of 11%. Net sales of the Rubber Group decreased by 11% to $18,902,000, while net sales of the Metals Group decreased by 10% to $2,860,000.
During the fourth quarter of 2005, income from operations totaled $524,000, compared to $364,000 for the fourth quarter of 2004. Income from operations at the Rubber Group decreased to $1,380,000 from $1,463,000. The Metals Group reported a loss from operations of $301,000, compared to a loss from operations of $656,000 for the fourth quarter of 2004. The loss from operations at the Corporate Office increased to $555,000 from $443,000.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) from continuing operations for the fourth quarter of 2005, totaled $2,549,000, compared to EBITDA from continuing operations of $2,493,000 for the fourth quarter of 2004, an increase of 2%. EBITDA for the Rubber Group decreased to $3,153,000 from $3,229,000. EBITDA for the Metals Group improved to negative $51,000 from negative $301,000. EBITDA for the Corporate Office decreased to negative $553,000 from negative $435,000. For more information about EBITDA, please see the section of the press release captioned “Notice Relating to Use of Non-GAAP Measure.”
Net cash provided by operating activities of continuing operations for the fourth quarter of 2005 totaled $1,133,000, compared to $2,674,000 for the fourth quarter of 2004, a decrease of 58%.

Lexington Precision Corporation
April 6, 2006
The company reported a net loss of $3,783,000, or 77 cents per diluted common share, for the year ended December 31, 2005, compared to net income of $1,590,000, or 32 cents per diluted common share, for 2004.
The loss from continuing operations totaled $4,427,000, or 90 cents per diluted common share, for 2005, compared to income from continuing operations of $4,798,000, or 97 cents per diluted common share, for 2004. The results of continuing operations for 2005 included a pre-tax gain of $571,000 on the sale of a vacant manufacturing facility in LaGrange, Georgia, and a pre-tax gain of $1,100,000 on the sale of a vacant manufacturing facility in Casa Grande, Arizona. Income from continuing operations for 2004 included a pre-tax gain of $3,252,000 on the repurchase of the company’s $7,500,000 senior, unsecured note, and a pre-tax gain of $5,346,000 on the repurchase of $8,264,000 principal amount of the company’s 12% Senior Subordinated Notes. Income from discontinued operations totaled $644,000, or 13 cents per diluted common share, compared to a loss from discontinued operations of $3,208,000, or 65 cents per diluted common share, for 2004. Income from discontinued operations for 2005 included a pre-tax gain of $542,000 to record an increase in the estimated carrying value of long-lived assets that had been written down in 2004 and a pre-tax gain of $568,000 on the sale of long-lived assets. The loss from discontinued operations for 2004, included a pre-tax impairment charge of $1,595,000 to write down the carrying value of plant and equipment.
Net sales of continuing operations for 2005 were $96,842,000, compared to $110,353,000 for 2004. Net sales of the Rubber Group decreased by 15% to $84,884,000, while net sales of the Metals Group increased by 11% to $11,958,000.
During 2005, income from operations totaled $4,397,000, compared to $4,666,000 for 2004. Income from operations at the Rubber Group decreased to $7,034,000 from $9,865,000. The Metals Group reported a loss from operations of $315,000 for 2005, compared to a loss from operations of $2,788,000 for 2004. The improved results at the Metals Group resulted in part from the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, real estate. The loss from operations at the Corporate Office decreased to $2,322,000 for 2005, from $2,411,000 for 2004.
EBITDA from continuing operations for 2005 totaled $12,771,000, compared to EBITDA of $13,110,000 for 2004, a decrease of 3%. EBITDA for the Rubber Group decreased 15% to $14,260,000. EBITDA for the Metals Group improved to $823,000 from negative $1,312,000. EBITDA for the Corporate Office improved to negative $2,312,000 from negative $2,372,000.
Net cash provided by operating activities of continuing operations for 2005 totaled $7,142,000, compared to $7,068,000 for 2004, an increase of 1%.
Attached to this press release are tables setting forth our condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flows from operations and reconciliations of income from continuing operations to EBITDA from continuing operations.
Notice Relating to Use of Non-GAAP Measure
EBITDA is not a measure of performance under U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with GAAP. We

Lexington Precision Corporation
April 6, 2006
have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.
Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.
Contact: Warren Delano, President (212) 319-4657

LEXINGTON PRECISION CORPORATION
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31		December 31
	2005	2004	2005	2004
	(unaudited)		(audited)
Net sales	$21,762	$24,392	$96,842	$110,353
Cost of sales	20,130	22,399	87,369	98,304

Gross profit	1,632	1,993	9,473	12,049
Selling and administrative expenses	1,679	1,629	6,747	7,383
Gain on sale of assets held for sale	571	—	1,671	—

Income from operations	524	364	4,397	4,666
Other income (expense):
Interest expense	(2,312)	(2,242)	(9,200)	(8,662)
Gain on repurchase of debt	—	5,346	77	8,598

Income (loss) from continuing operations before income taxes	(1,788)	3,468	(4,726)	4,602
Income tax provision	(362)	(282)	(299)	(196)

Income (loss) from continuing operations	(1,426)	3,750	(4,427)	4,798
Income (loss) from discontinued operations	(228)	(567)	644	(3,208)

Net income (loss)	$(1,654)	$3,183	$(3,783)	$1,590

Basic and diluted income (loss) per share of common stock:
Continuing operations	$(0.29)	$0.76	$(0.90)	$0.97
Discontinued operations	(0.05)	(0.11)	0.13	(0.65)

Net Income (loss)	$(0.34)	$0.65	$(0.77)	$0.32

Reconciliation of net income (loss) from continuing operations to EBITDA from continuing operations:
Income (loss) from continuing operations	$(1,426)	$3,750	$(4,427)	$4,798
Add back (deduct):
Depreciation and amortization	2,025	2,129	8,374	8,444
Gain on repurchase of debt	—	(5,346)	(77)	(8,598)
Interest expense	2,312	2,242	9,200	8,662
Income tax provision	(362)	(282)	(299)	(196)

EBITDA from continuing operations	$2,549	$2,493	$12,771	$13,110

Net cash provided by operating activities	$1,133	$2,674	$7,142	$7,068

LEXINGTON PRECISION CORPORATION
Select Consolidated and Segment Financial Data
Continuing Operations
(in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31		December 31
	2005	2004	2005	2004
Net sales:
Rubber Group	$18,902	$21,219	$84,884	$99,565
Metals Group	2,860	3,173	11,958	10,788

Total net sales	$21,762	$24,392	$96,842	$110,353

Income (loss) from operations:
Rubber Group	$1,380	$1,463	$7,034	$9,865
Metals Group	(301)	(656)	(315)	(2,788)
Corporate Office	(555)	(443)	(2,322)	(2,411)

Total income from operations	524	364	4,397	4,666

Depreciation and amortization included in income from operations:
Rubber Group	1,773	1,766	7,226	6,929
Metals Group	250	355	1,138	1,476
Corporate Office	2	8	10	39

Total depreciation and amortization	2,025	2,129	8,374	8,444

Earnings (loss) before interest, taxes, depreciation, and amortization (EBITDA):
Rubber Group	3,153	3,229	14,260	16,794
Metals Group	(51)	(301)	823	(1,312)
Corporate Office	(553)	(435)	(2,312)	(2,372)

Total EBITDA	$2,549	$2,493	$12,771	$13,110

Capital expenditures:
Rubber Group	$344	$1,756	$3,034	$5,277
Metals Group	98	66	292	773
Corporate Office	1	–	4	7

Total capital expenditures	$443	$1,822	$3,330	$6,057

# # #